Exhibit 16

August 5, 2005

Securities and Exchange Commission

Mail Stop 9-5

450 5th Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4 of Form 8-K of Franklin Financial Employees Retirement Savings Plan dated May 9, 2005 and filed August 5, 2005, and are in agreement with those statements.

/s/  Crowe Chizek and Company LLC

Brentwood, Tennessee